                                                                   EXHIBIT 10.28

                               CONSENT AND WAIVER

Indianapolis Life Insurance Company
c/o AmerUs Capital Management
699 Walnut Street, Suite 1700
Des Moines, IA  50309-3945
Attention:  Tamara Harmon
            Director - Private Placements

         Consent and Waiver dated as of December 21, 2000, by Indianapolis Life Insurance Company (the "Holder"), in favor of Barnstable Water Company, a Massachusetts corporation (the "Company"), Barnstable Holding Co., Inc., a Delaware corporation (the "Guarantor") and Connecticut Water Service, Inc., a Connecticut corporation ("CWS").

         Reference is made to the following:

         a. The Note Agreement dated as of February 15, 1991 (the "Note Agreement") between the Holder and the Company, as amended as of the date hereof; and

         b. The Guaranty Agreement dated as of February 15, 1991 as amended as of the date hereof (the "Guaranty") from the Guarantor to the holders of $2,000,000 10.2% Senior Notes due February 15, 2001 (the "Notes"), issued under the Note Agreement.

         Capitalized terms used but not defined herein shall have the meanings assigned in the Note Agreement or the Guaranty, as the case may be.

         The parties hereto agree as follows:

         1. Solely in connection with the proposed merger (the "Merger") of the Guarantor with and into CWS Barnstable Acquisition Corp. ("New Barnstable"), a Connecticut corporation and wholly-owned subsidiary of CWS, pursuant to an Agreement and Plan of Merger dated as of October 4, 2000 (the "Merger Agreement") among CWS, the Guarantor and New Barnstable, and in consideration of the payment to you on the date hereof of the hereinafter defined Waiver Fee by CWS, by signing this Consent and Waiver the Holder hereby waives, subject to the satisfaction of the conditions set forth in Section 2 hereof, the Company's compliance with Section 2.3 of the Note Agreement, and the Guarantor's compliance with Section 8 of the Guaranty Agreement, in each case insofar as compliance therewith is required as a result, or in contemplation, of the Merger and regardless of whether or not the Merger is actually consummated, and with Section 7.7(2) of the Guaranty Agreement.

         2. The Holder's waiver and consent in Section 1 hereof is subject to the following conditions;

                  (a) payment by CWS on the date hereof to the Holder of the irrevocable waiver and consent fee of $80,000, to be retained by the Holder whether or not the Merger is consummated (the "Waiver Fee").

                  (b) the due execution and delivery by CWS to the Holder on the effective date of the Merger of (i) a new Guaranty Agreement in the form of Exhibit A hereto (or with such changes therein as may be agreed to in writing by CWS and the Holder)( the "CWS Guaranty"); and (ii) a Second Amendment to Note Agreement in the form of Exhibit B hereto (or with such changes therein as may be agreed in writing by CWS and the Holder) (the "Second Amendment"). If the remaining conditions in this Section 2 are satisfied, the Holder agrees to contemporaneously accept the CWS Guaranty and duly execute and deliver the Second Amendment.

                  (c) (i) compliance by CWS with each condition set forth in Section 7.7(2) of the Guaranty (without duplication of satisfaction of the requirements of the next following clause (ii),(ii) delivery by CWS to the Holder on the effective date of the Merger of a copy of the resolutions of the Board of Directors of CWS expressly authorizing the execution, delivery and performance by CWS of the CWS Guaranty, duly certified by its Secretary or an Assistant Secretary;

                  (d) delivery of an opinion of independent counsel to CWS to the Holder on the effective date of the Merger with respect to the due organization of CWS, the due authorization, execution, delivery and enforceability of the CWS Guaranty, the absence of the necessity of any consent or approval of any regulatory body with respect to the CWS Guaranty and the absence of any conflict between the execution and delivery of the CWS Guaranty and any applicable written agreement of CWS; and

                  (e) the consummation of the Merger on or prior to May 31, 2001.

         3. Effective upon compliance with the requirements of Section 2 hereof, the Guaranty shall be void and of no force or effect.

         4. If the conditions precedent set forth in Section 2 hereof are not met or if the Merger is not consummated for any reason, this Consent and Waiver shall have no force and effect; provided, however, that the Company and the Guarantor shall be deemed in all events to have complied in full with the notice and offer requirements of Section 2.3 of the Note Agreement and Section 8 of the Guaranty Agreement in connection with the Merger. Nothing contained in this Consent and Waiver shall be deemed or construed to constitute a consent to the consummation of the Merger if for any reason whatsoever any of the conditions set forth in Section 2 hereof have not been satisfied.

         5. CWS hereby agrees to pay in full the fees and expenses of special counsel to the Holder in connection with the preparation of this Waiver and related documents, no later than ten (10) business days after submission of an invoice from said special counsel.

         6. Without limiting the foregoing, and assuming the effectiveness of this Consent and Waiver, the Guarantor and the Company jointly and severally represent to the Holder that, as of the date hereof, no Default or Event of Default has occurred and is continuing.

         7. This letter agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties, the

Company, the Guarantor and their respective successors and assigns, including as such successors and assigns all holders of the Notes.

         8.       The Holder represents that it owns 100% of the outstanding
Notes.

         9. This letter agreement shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

         If the foregoing is in accordance with your understanding, please sign this letter in the space indicated below and return it to us at your earliest convenience, whereupon this letter will become a binding agreement among the parties.

                                                 Very truly yours,


                                                 BARNSTABLE HOLDING CO., INC.



                                                 By: /s/ George D. Wadsworth
                                                     ---------------------------
                                                     Title:  President

                                                 BARNSTABLE WATER COMPANY



                                                 By: /s/ George D. Wadsworth
                                                     ---------------------------
                                                     Title:  President
The foregoing is hereby agreed to and accepted:

INDIANAPOLIS LIFE INSURANCE COMPANY

By AmerUs Capital Management, as
authorized agent


By: /s/ Roger Fors
    ------------------------------------------
    Title:  Vice President Investment
Management and Research






The foregoing is hereby agreed to and accepted.

CONNECTICUT WATER SERVICE, INC.



By: /s/ Marshall T. Chiaraluce
    ------------------------------------------
    Title:  President and Chief Executive Officer

                                                                       EXHIBIT A



     =======================================================================





                               GUARANTY AGREEMENT




                         Dated as of ____________, 200_

                                       of

                         CONNECTICUT WATER SERVICE, INC.





     =======================================================================



                        Re: $2,000,000 10.2% Senior Notes

                                       of

                            Barnstable Water Company

                             TABLE OF CONTENTS

                                                                            PAGE


SECTION 1.  GUARANTEE..........................................................1
SECTION 2.  PAYMENT UPON CERTAIN EVENTS........................................1
SECTION 3.  WAIVERS; OBLIGATION UNCONDITIONAL..................................2
SECTION 4.  COLLECTION EXPENSES................................................3
SECTION 5.  NO SUBROGATION UNTIL PAYMENT IN FULL...............................3
SECTION 6.  REPRESENTATIONS AND WARRANTIES.....................................3
SECTION 7.  GUARANTOR COVENANTS................................................3
SECTION 8.  REQUIRED PURCHASE OF NOTES ON GUARANTOR CHANGE OF CONTROL.........14
SECTION 9.  DEFINITIONS.......................................................15
SECTION 10. JURISDICTION AND SERVICE IN RESPECT OF GUARANTOR..................18
SECTION 11. SUCCESSORS AND ASSIGNS............................................19
SECTION 12. NOTICES...........................................................19
SECTION 13. GOVERNING LAW.....................................................19
SECTION 14. AMENDMENTS, WAIVERS AND CONSENTS..................................19

                               GUARANTY AGREEMENT


         AGREEMENT dated as of _________________, 200_ by Connecticut Water Service, Inc., a Connecticut corporation (the "Guarantor").

                            RECITALS OF THE GUARANTOR


                  A. The Guarantor owns 100% of the outstanding shares of common stock of Barnstable Holding Company, a Massachusetts corporation (the "Prior Guarantor") which, in turn, owns ___% of the outstanding shares of common stock of Barnstable Water Company, a Massachusetts corporation (the "Company").


                  B. The Company entered into a Note Agreement dated as of February 15, 1991 (the "Note Agreement") with Indianapolis Life Insurance Company (the "Note Purchaser") providing for the sale by the Company of its $2,000,000 principal amount 10.2% Senior Notes due February 15, 2011 (the "Notes").


                  C. Capitalized terms used but not defined herein shall have the meanings assigned in the Note Agreement.


         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and to give effect to the terms of the Consent and Waiver dated as of November __, 2000 by Indianapolis Life Insurance Company (the "Holder") in favor of the Company, the Prior Guarantor and the Guarantor and to induce every future holder of the Notes to purchase the Notes, it is hereby agreed as follows:

SECTION 1.        GUARANTEE.

         The Guarantor hereby unconditionally guarantees to each holder of any Note (collectively "Noteholders" and individually a "Noteholder") (1) the due and punctual payment at maturity, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, of the principal of and premium, if any, and interest on the Notes in accordance with the terms and conditions thereof and of the Note Agreement, and (2) the prompt performance and compliance by the Company with each of its other obligations under the Note Agreement.

SECTION 2.        PAYMENT UPON CERTAIN EVENTS.

         The Guarantor agrees that, if any of the following events occurs, i.e.,

                  (a) the entry of a decree or order by a court having jurisdiction in the premises for relief under any bankruptcy or similar law or laws for the relief of debtors in respect of the Guarantor, or adjudging the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, adjustment or composition of or in respect of the Guarantor under the Federal Bankruptcy Code or any other applicable

         Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of or for the Guarantor or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (b) the commencement by the Guarantor of a voluntary case, or the institution by it of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, arrangement or relief under the Federal Bankruptcy Code or any other applicable Federal or state law, or the consent or acquiescence by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Guarantor or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability or its failure to pay its debts generally as they become due, or the taking of corporate action by the Guarantor in furtherance of any such action;

the Guarantor will forthwith pay to the Noteholders, without demand or notice and whether or not there has been any other default under the Note Agreement or the Notes, the whole amount of the principal of the Notes then outstanding and any unpaid interest thereon, and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make Whole Amount.

SECTION 3.        WAIVERS; OBLIGATION UNCONDITIONAL.

         The Guarantor assents to all the terms, covenants and conditions of the Notes and the Note Agreement, and irrevocably waives presentation, demand for payment, or protest, of any of the Notes, any and all notice of any such presentation, demand or protest, notice of any Default or Event of Default under the Note Agreement, notice of acceptance of this guarantee or of the terms and provisions hereof by any Noteholder, any requirement of diligence or promptness on the part of any Noteholder in the enforcement of rights under the provisions hereof, of the Note Agreement or of the Notes, or any right to require any Noteholder to proceed first against the Company. The obligations of the Guarantor hereunder shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of the Note Agreement or of the Notes or of any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. The obligations of the Guarantor hereunder shall not be affected by:

                  (a) the recovery of any judgment against the Company, or by the levy of any writ or process of execution under any such judgment, or by any action or proceeding taken by any Noteholder, either under the Notes or under the Note Agreement for the enforcement thereof, or hereof, or in the exercise of any right or power given or conferred thereby, or hereby, or

                  (b) any delay, failure or omission upon the part of any Noteholder to enforce any of the rights or powers given or conferred hereby or by the Note Agreement, or by any delay, failure or omission upon the part of any Noteholder to enforce any right of any Noteholder against the Company, or by any action by any Noteholder in granting indulgence to the Company, or in waiving or acquiescing in any Default or Event of Default upon the part of the Company under the Notes or under the Note Agreement, or

                  (c) the consolidation or merger of the Company with or into any other corporation or corporations or any sale, lease or other disposition of the Company's properties as an entirety or substantially as an entirety to any other corporation, or

                  (d) any other act or delay or failure to act, or by any other thing, which may or might in any manner or to any extent vary the risk of the Guarantor hereunder;

it being the purpose and intent of the parties hereto that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by payment as herein provided, and then only to the extent of such payment or payments.

SECTION 4.        COLLECTION EXPENSES.

                  In the event that the Guarantor shall be required to make any payment to any Noteholder pursuant to this Agreement, it shall, in addition to such payment, pay to such Noteholder such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to attorneys, and any expenses or liabilities incurred by any Noteholder hereunder. The covenants contained in this Agreement may be enforced by any Noteholder.


SECTION 5.        NO SUBROGATION UNTIL PAYMENT IN FULL.

                  No payment by the Guarantor pursuant to the provisions hereof to any Noteholder shall entitle the Guarantor, by subrogation to the rights of the holders of the Notes in respect of which such payment is made or otherwise, to any payment by the Company or out of the property of the Company, except after payment in full of the entire principal of and premium, if any, and interest on the Notes, or provision for such payment satisfactory to the holders of the Notes.

SECTION 6.        REPRESENTATIONS AND WARRANTIES.

                  The Guarantor represents and warrants that all representations set forth in the form of Closing Certificate of the Guarantor attached hereto as Schedule A are true and correct as of the date hereof.


SECTION 7.        GUARANTOR COVENANTS.

                  From and after the date hereof and continuing so long as any amount remains unpaid on any Note:


                  7.1 Corporate Existence, Etc. The Guarantor will preserve and keep in full force and effect, and will cause each Significant Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses, permits and franchises necessary to the proper conduct of its business, provided that the foregoing shall not prevent any transaction permitted by Section 7.7.

                  7.2 Taxes, Claims for Labor and Materials, Compliance with Laws. The Guarantor will promptly pay and discharge, and will cause each Significant Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Guarantor or such Significant Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Guarantor or such Significant Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Guarantor or such Significant Subsidiary; provided the Guarantor or such Significant Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Guarantor or such Significant Subsidiary or any material interference with the use thereof by the Guarantor or such Significant Subsidiary, and (ii) the Guarantor or such Significant Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Guarantor will promptly comply and will cause each Significant Subsidiary to promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environment, protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition of the Guarantor and its Significant Subsidiaries or would result in any Lien not permitted under Section 7.4.

                  7.3 Limitations on Current Debt and Funded Debt. (a) The Guarantor will not, and will not permit CWC or any Significant Subsidiary to, create, assume or incur or in any manner become liable in respect of any Current Debt or Funded Debt, except:

                           (1) unsecured Funded Debt and Funded Debt secured by Liens permitted by Section 7.4(g), provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof:

                                    (i)      the aggregate of all Group Funded
                           Debt and Group Current Debt shall not exceed 65% of the sum of Total Capitalization plus Consolidated Current Debt;

                                    (ii)     the Net Income Available for Fixed
                           Charges in any consecutive 12 of the 15 calendar months immediately preceding any date of determination thereof shall have equaled at least 175% of Pro Forma Fixed Charges; and

                                    (iii)    CWC would be permitted to incur
                           $1.00 of additional Funded Debt under the provisions of Section 7.3(b)(1) of this Agreement.

                           (2) any refinancing of Funded Debt issued and outstanding pursuant to Section 7.3(a)(1) (without increase in principal amount from the amount outstanding on the date of such refinancing);

                           (3) unsecured Current Debt, provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof:

                                    (i)      the aggregate of all Group Funded
                           Debt and Group Current Debt shall not exceed 65% of the sum of Total Capitalization plus Consolidated Current Debt; and

                                    (ii)     CWC would be permitted to incur
                           $1.00 of additional Current Debt under the provisions of Section 7.3(b)(3) of this Agreement;

                           (4) Current Debt or Funded Debt of CWC or a Significant Subsidiary to the Guarantor or to a Wholly-owned Significant Subsidiary.

                  (b) The Guarantor will not permit CWC to create, assume or incur or in any manner become liable in respect of any Current Debt or Funded Debt, except:

                           (1) Funded Debt of CWC, provided, that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof:

                                    (i)      the aggregate of all Funded Debt of
                           CWC and Current Debt of CWC shall not exceed 65% of the sum of Total Capitalization plus aggregate Current Debt of CWC; and

                                    (ii)     the Guarantor would be permitted to
                           incur $1.00 of additional Funded Debt under the provisions of Section 7.3(a)(1) of this Agreement;

                           (2) Any refinancing of Funded Debt of CWC issued and outstanding pursuant to Section 7.3(b)(1) (without increase in principal amount from the amount outstanding on the date of such refinancing);

                           (3) unsecured Current Debt of CWC, provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof:

                                    (i)      the aggregate of all Funded Debt of
                           CWC and Current Debt of CWC shall not exceed 65% of the sum of Total Capitalization plus aggregate Current Debt of CWC, and

                                    (ii)     the Guarantor would be permitted to
                           incur $1.00 of additional Current Debt under the provisions of Section 7.3(a)(3) of this Agreement, and

                           (4) Current Debt or Funded Debt of CWC to the Guarantor or to a Wholly-owned Significant Subsidiary

                  (c) Any corporation which becomes a Significant Subsidiary after the date hereof shall for all purposes of this Section
         7.3 be deemed to have created, assumed or incurred at the time it becomes a Significant Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Significant Subsidiary.

                  7.4 Limitation on Liens. The Guarantor will not, and will not permit any Significant Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Significant Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section 7.2;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Guarantor or a Significant Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of the Guarantor and its Significant Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Guarantor and its Significant Subsidiaries;

                  (e) Liens securing Indebtedness of a Significant Subsidiary to the Guarantor or to another Significant Subsidiary;

                  (f) Liens existing as of _____________, 200_ and reflected on Schedule B attached hereto; and

                  (g) Liens incurred after the First Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Guarantor or a Significant Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Guarantor or a Significant Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the Lien shall attach solely to the fixed assets acquired or purchased; (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Guarantor or a Significant Subsidiary shall not exceed an amount equal to 65% (or 100% in the case of Capitalized Leases) of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Guarantor), and (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 7.3(a)(1) or
         Section 7.3(a)(2).

                  7.5 Limitation on Sale and Leasebacks. The Guarantor will not, and will not permit any Significant Subsidiary to, enter into any arrangement whereby the Guarantor or any Significant Subsidiary shall sell or transfer any property owned by the Guarantor or any Significant Subsidiary to any Person other than the Guarantor or a Significant Subsidiary and thereupon the Guarantor or any Significant Subsidiary shall lease or intend to lease, as lessee, the same property unless such sale and leaseback would be permitted by Sections 7.3, 7.4 and 7.7.

                  7.6 Investments. The Guarantor will not, and will not permit any Significant Subsidiary to, make any Investments, other than:

                  (a) Investments by (i) the Guarantor in and to the Restricted Group, including any Investment in a corporation which, after giving effect to such investment, will become a member of the Restricted Group and (ii) any Significant Subsidiary in and to another Significant Subsidiary, including any Investment in a corporation which after giving effect to such Investment will become a Significant Subsidiary;

                  (b) Investments by the Guarantor or any Significant Subsidiary in (i) the acquisition of fixed assets used and useful and intended to be used or consumed in carrying on the business of the Restricted Group; or (ii) any Investment described in paragraphs (a) through (f), inclusive, of Section 5.10 of the Note Agreement;

                  (c) Investments by the Guarantor in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in five years or less from the date of acquisition thereof;

                  (d) Investments by the Guarantor in certificates of deposit maturing within three years from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Guarantor, rated AA or better by Standard & Poor's Corporation or Aa or better by Moody's Investors Service, Inc.;

                  (e) Investments by the Guarantor in debt Securities issued by corporations organized under the laws of the United States or any state thereof maturing in three years or less from the date of acquisition thereof which, at the time of acquisition by the Guarantor, is accorded a rating of A or better by S&P or Moody's;

                  (f) Investments by the Guarantor in general obligations of any state or political subdivision of any state maturing in three years or Less from the date of acquisition thereof which, at the time of acquisition by the Guarantor, is accorded a rating of AA or better by S&P or Aa or better by Moody's;

                  (g) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Guarantor or any Significant Subsidiary; and

                  (h) receivables arising from the sale of goods and services in the ordinary course of business of the Guarantor and its Significant Subsidiaries.

         In valuing any Investments for the purpose of applying the limitations set forth in this Section 7.6, such investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

         For purposes of this Section 7.6, at any time when a corporation becomes a Significant Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Significant Subsidiary, at such time.

                  7.7 Mergers and Consolidations. (a) The Guarantor will not, and will not permit any Significant Subsidiary to, consolidate with or be a party to a merger with any other corporation, provided, however, that:

                           (1) any Significant Subsidiary may merge or consolidate with or into the Guarantor or any Wholly-owned Significant Subsidiary or any entity which after giving effect to such merger or consolidation would become a Significant Subsidiary so long as in any merger or consolidation involving the Guarantor, the Guarantor shall be the surviving or continuing corporation; and

                           (2) the Guarantor may consolidate or merge with any other corporation if (i) the surviving or continuing corporation (the "New Guarantor") shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, (ii) the New Guarantor shall expressly and unconditionally assume, by an instrument in writing the due and punctual performance or observance of every covenant of this Agreement to be performed or observed by the Guarantor, (iii) the Guarantor shall have delivered to the holders of the Notes a certificate of a responsible officer of the Guarantor and an opinion of counsel, each stating that such consolidation or merger complies with the provisions of this Section 7.7(2) and that all conditions precedent relating to such transaction provided for in this Section 7.7(2) have been met and (iv) at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

                  (b) The Guarantor will not permit CWC to consolidate with or be party to a merger with any other corporation unless CWC is the surviving or continuing corporation and the Guarantor shall have caused CWC to have delivered to the holders of the Notes a certificate of a responsible officer of CWC stating that at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

                  7.8      Sale of Assets; Issuance or Sale of Subsidiary Stock.

                  (a) Except as otherwise permitted by Section 7.7, the Guarantor will not, and will not permit any Significant Subsidiary to, sell, lease or otherwise dispose of more than an insubstantial part (as defined in paragraph (f) of this Section 7.8) of the assets of the Guarantor and its Significant Subsidiaries (other than in the ordinary course of business) (a "Disposition") unless an amount at least equal to 25% of the net proceeds of such Disposition received by the Guarantor or such Significant Subsidiary is, within three months of the date of such Disposition, (i) used to prepay the Notes in accordance with Section 2.2 of the Note Agreement, or (ii) used to purchase Notes from the holders thereof in accordance with the provisions of Section
         5.13 of the Note Agreement or (iii) invested in Investments permitted by Section 7.6; provided that (x) any Significant Subsidiary may sell, lease or otherwise dispose of more than an insubstantial part of its assets to the Guarantor or any Wholly-owned Significant Subsidiary, and
         (y) Barlaco may lease more than an insubstantial part of its assets to the Company pursuant to the provisions of the Real Estate Lease.

                  (b) The Guarantor will not permit any Significant Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 7.8, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Significant Subsidiary to any Person other than the Guarantor or a Wholly-owned Significant Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Guarantor and/or a Significant Subsidiary whereby the Guarantor and/or such Significant Subsidiary maintain their same proportionate interest in such Significant Subsidiary.

                  (c) The Guarantor will not sell, transfer or otherwise dispose of any shares of stock of any Significant Subsidiary (except to qualify directors), and will not permit any Significant Subsidiary to sell, transfer or otherwise dispose of (except to the Guarantor or a Wholly-owned Significant Subsidiary) any shares of stock of any other Significant Subsidiary, unless:

                  (1) simultaneously with such sale, transfer, or disposition, all shares of stock of such Significant Subsidiary at the time owned by the Guarantor and by every other Significant Subsidiary shall be sold, transferred or disposed of as an entirety;

                  (2) the Board of Directors of the Guarantor shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock is in the best interests of the Guarantor;

                  (3) said shares of stock are sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                  (4) the Significant Subsidiary being disposed of shall not have any continuing investment in the Guarantor or any other Significant Subsidiary not being simultaneously disposed of;

                  (5) such sale or other disposition does not involve more than an insubstantial part (as hereinafter defined) of the assets of the Guarantor and its Significant Subsidiaries.

         (d) Notwithstanding any contrary provisions of this Guaranty, the Guarantor shall at all times own 100% of the outstanding common stock of CWC and at least 95% of the outstanding common stock of the Company.

         (e) The Guarantor shall not permit CWC to sell, transfer or otherwise dispose of more than an insubstantial part (as defined in Paragraph (f) of this Section 7.8) of its assets (other than in its ordinary course of business) (a "CWC Disposition") unless (i) an amount at least equal to 75% of the net proceeds of such CWC Disposition received by CWC is, within three months of the date of such CWC Disposition, used to prepay the Notes at any applicable prepayment premium, on a pro rata basis, in accordance with Section 2.2 of the Note Agreement, or (ii) an amount at least equal to 75% of the net proceeds of such CWC Disposition received by CWC were or are, within ten months of the date of such CWC Disposition, applied to the acquisition of fixed assets useful and intended to be used in the operation of the business of CWC and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so disposed of.

         (f) (i) For purposes Sections 7.8(a) and (c), a sale, transfer or other disposition shall be deemed to be more than an "insubstantial part" of the assets of the Guarantor and its Significant Subsidiaries if the fair market value of the assets to be sold, transferred or otherwise disposed of (determined in good faith by a resolution adopted by the Board of Directors of the Guarantor), together with the fair market value of all other assets previously disposed of during the immediately preceding 12-month period ending on the date of such sale, transfer or other disposition, exceeds $100,000; (ii) for purposes of Section 7.8(e), a sale, transfer or other disposition by CWC shall be deemed to be more than an "insubstantial part" of the assets of CWC if the fair market value of the assets to be sold, transferred or otherwise disposed of (determined in good faith by a resolution adopted by the Board of Directors of CWC), together with the fair market value of all other assets sold, transferred or otherwise disposed of in the immediately preceding 12-month period ending on the date of such sale, transfer or other disposition, exceeds $500,000; provided that the sale, transfer or other disposition by CWC of any Class III Land shall not be subject to the requirements of
         Section 7.8(e).

         7.9 Guaranties. The Guarantor will not, and will not permit any Significant Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Guarantor which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by the Company or any Significant Subsidiary in compliance with the provisions of this Agreement.

         7.10 Use of Real Property.

                  (a) The Guarantor will not, and will not permit any member of the Restricted Group to, use, sell, lease or otherwise dispose of any of its real property in a manner which could impair in any material respect the business of the Company as a corporation principally engaged in the storage, transmission and sale of water for domestic, industrial and commercial uses, and activities related thereto (the "Company's Business").

                  (b) Prior to any change in use by any Significant Subsidiary (other than Barlaco) of any of its real property (including a Disposition to any other Person), the Guarantor will furnish or cause to be furnished to each holder of the Notes a hydrological assessment of the property in view of the proposed use by a Hydrogeologist stating that the proposed use could not reasonably be expected to impair in any material respect the Company's Business.

         "Hydrogeologist" shall mean a hydrogeologist who is (i) certified by the National Water Well Association as a certified groundwater professional, or
(ii) a member of the American Institute of Professional Geologists having appropriate academic and work experience in hydrogeology or (iii) a member of the American Institute of Hydrology having appropriate academic and work experience in hydrology.

         7.11 Purchase of Notes. Neither the Guarantor nor any Significant Subsidiary or Affiliate, directly or indirectly, may purchase or make any offer to purchase any Notes unless an offer has been made to purchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Guarantor purchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the purchase or other acquisition of any Notes by the Guarantor, any Significant Subsidiary or any Affiliate, such Notes shall no longer be outstanding for purposes of any section of the Note Agreement relating to the taking by the holders of the Notes of any actions with respect thereto, including, without limitation, Section 6.3, Section 6.4 and
Section 7.l of the Note Agreement.

         7.12 Transactions with Affiliates. The Guarantor will not, and will not permit any Significant Subsidiary to, enter into or be a party to any transaction or arrangement with any

Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Guarantor's or such Significant Subsidiary's business and upon fair and reasonable terms no less favorable to the Guarantor or such Significant Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate; provided that notwithstanding the foregoing, the Guarantor may permit the Company and Barlaco to be parties to the Real Estate Lease.

         7.13 Reports. The Guarantor will keep, and will cause CWC and each Significant Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Guarantor or such Significant Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Note Purchaser pursuant to this Section 7.13 and concurred in by the independent public accountants referred to in Section 7.13(b) hereof), and will furnish to the Note Purchaser so long as it is the holder or any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

         (a) Quarterly Statements. As soon as available and in any event within 75 days after the end of the first quarterly fiscal period and within 60 days after the end of each other quarterly fiscal period of each fiscal year, copies of:

                  (1) consolidated balance sheets of the Guarantor and its consolidated subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                  (2) consolidated statements of income of the Guarantor and its consolidated subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                  (3) consolidated statements of cash flows of the Guarantor and its consolidated subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail prepared in conformity with GAAP and certified as complete and correct by an authorized financial officer of the Guarantor;

         (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Guarantor, copies of:

                  (1) consolidated balance sheets of the Guarantor and its consolidated subsidiaries as of the close of such fiscal year, and

                  (2) consolidated statements of income and retained earnings and cash flows of the Guarantor and its consolidated subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Guarantor to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

         (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Guarantor or any Significant Subsidiary and any management letter received from such accountants;

         (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Guarantor to common stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Guarantor or CWC with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any material orders in any material proceedings to which the Guarantor, CWC or any Significant Subsidiary is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Guarantor, CWC or any Significant Subsidiary;

         (e) Officer's Certificates. Within the periods provided in paragraphs
(a) and (b) above, a certificate of an authorized financial officer of the Guarantor stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Guarantor was in compliance with the requirements of Section 7.2 through Section 7.12 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any default under any of the terms or provisions of this Agreement and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

         (f) Accountants' Certificates. Within the period provided in paragraph
(b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

         (g) Requested Information. With reasonable promptness, such other data and information as the Note Purchaser or any such Institutional Holder may reasonably request;

         (h) Alternative Financial Statements. Within the respective periods provided in paragraphs (a) and (b) above, financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) provided covering the Guarantor, CWC and the Significant Subsidiaries if any subsidiary or subsidiaries of the Guarantor (other than CWC and the Significant Subsidiaries) individually or in the aggregate constitute more than 10% of the aggregate assets (determined in accordance with GAAP) of the Guarantor and its consolidated subsidiaries or contribute individually or in the aggregate more than 10% of net income (determined in accordance with GAAP) of the Guarantor and its consolidated subsidiaries; and

         (i) The Guarantor may comply with the requirements of paragraphs (a) and (b) of this Section 7.13 by providing each Institutional Holder of the Notes with a copy of the Guarantor's SEC Reports on Form 10-K (in the case of paragraph (b)) and the applicable quarterly reports on Form 10-Q (in the case of paragraph (a)), so long as such Forms 10-K and 10-Q contain substantially the same financial information described in clauses (a) and (b) above and in the case of clause (b), the auditors opinion.

         7.14 CWC. The Guarantor shall cause CWC to maintain at all times CWC Tangible Net Worth of not less than $50,000,000.

SECTION 8.        REQUIRED PURCHASE OF NOTES ON GUARANTOR CHANGE OF CONTROL.

         In the event that a Guarantor Change of Control shall occur or the Guarantor shall have knowledge of any impending Guarantor Change of Control, the Guarantor shall give written notice thereof (a "Guarantor Notice") promptly (and in any event within three business days thereafter) to each holder of the Notes then outstanding. The Guarantor Notice shall (i) describe in reasonable detail the facts and circumstances giving rise to such Guarantor Change of Control,
(ii) offer to purchase, on a date (the "Change of Control Purchase Date") which shall be not less than 30 days nor more than 60 days after the date of the Guarantor Notice, all of the Notes held by such holder, at a price equal to 100% of the principal amount of Notes so to be prepaid, accrued interest thereon to the Change of Control Purchase Date, together with the then applicable Make-Whole Amount, (iii) request such holder to notify the Guarantor in writing, not less than 10 days prior to the Change of Control Purchase Date, of its acceptance or rejection of such offer, (iv) inform such holder that, upon its receipt of the Guarantor Notice, failure to reject such offer in writing on or before the 10th day prior to the Change of Control Purchase Date shall be deemed acceptance of such offer and (v) set forth the respective names and addresses of, and principal amounts of the Notes held by, any other holders of the Notes then outstanding. Not less than two business days prior to the Change of Control Purchase Date, the Guarantor shall provide each holder of the Notes with a reasonably detailed computation of the Make-Whole Amount.

         The Guarantor covenants and agrees that it will on the Change of Control Purchase Date purchase, or cause to be purchased, all of the Notes held by each holder of the Notes then outstanding which has accepted the purchase offer in accordance with this Section 8, by payment of the principal amount of such Notes, together with interest accrued on the unpaid principal amount of such Notes to the Change of Control Purchase Date and the then applicable Make-Whole Amount.

         For purposes of this Section 8, the following terms shall have the meanings ascribed thereto below:

         "Control Group" shall mean any related Persons constituting a "group" for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (other than the Designated Shareholders).

         "Guarantor Change of Control" shall mean the occurrence after the date of this Guaranty of any event which results in either (i) the legal or beneficial ownership of more than 35% of the outstanding shares of Voting Stock of the Guarantor being owned by any Person or Control Group, or (ii) any Person or Control Group having the power to elect, appoint or cause the election or appointment of, at least a majority of the members of the Board of Directors of the Guarantor through beneficial ownership of capital stock of the Guarantor or otherwise.

SECTION 9.        DEFINITIONS.

         In addition to the terms defined in the Note Agreement or elsewhere in this Agreement, and unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Barlaco" shall mean Barlaco, Inc., a Massachusetts corporation.

         "Class III Land" shall mean any land designated as Class III land by the Connecticut Department of Health.

         "Consolidated Net Income" for any period shall mean the gross revenues of the Guarantor and its consolidated subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                  (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                  (b) the proceeds of any life insurance policy;

                  (c) net earnings and losses of any consolidated subsidiary accrued prior to the date it became a consolidated subsidiary;

                  (d) net earnings and losses of any corporation (other than a consolidated subsidiary), substantially all the assets of which have been acquired in any manner by the Guarantor or any consolidated subsidiary, realized by such corporation prior to the date of such acquisition;

                  (e) net earnings and losses of any corporation (other than a consolidated subsidiary) with which the Guarantor or a consolidated subsidiary shall have consolidated or which shall have merged into or with the Guarantor or a consolidated subsidiary prior to the date of such consolidation or merger;

                  (f) net earnings of any business entity (other than a consolidated subsidiary) in which the Guarantor or any consolidated subsidiary has an ownership interest unless such net earnings shall have actually been received by the Guarantor or such consolidated subsidiary in the form of cash distributions;

                  (g) any portion of the net earnings of any consolidated subsidiary which for any reason is unavailable for payment of dividends to the Guarantor or any other consolidated subsidiary;

                  (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

                  (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                  (j) any gain arising from the acquisition of any Securities of the Guarantor or any consolidated subsidiary; and

                  (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

         "Consolidated Net Tangible Assets" shall mean as of the date of any determination thereof the total amount of all Tangible Assets of the Guarantor and its consolidated subsidiaries after deducting therefrom all Restricted Investments and all items which in accordance with GAAP would be included on the liability and equity side of a consolidated balance sheet, except deferred income taxes, deferred investment tax credits, capital stock of any class, surplus and Funded Debt of the Guarantor and its consolidated subsidiaries.

         "Consolidated Tangible Net Worth" shall mean as of the date of any determination thereof Consolidated Net Tangible Assets less all outstanding Funded Debt, deferred income taxes and deferred investment tax credits of the Guarantor and its consolidated subsidiaries.

         "CWC" shall mean The Connecticut Water Company, a Connecticut corporation and a subsidiary of the Guarantor.

         "CWC Net Tangible Assets" shall mean as of the date of any determination thereof the total amount of all CWC Tangible Assets after deducting therefrom all Restricted Investments and all items which in accordance with GAAP would be included on the liability and equity side of a consolidated balance sheet, except deferred income taxes, deferred investment tax credits, capital stock of any class, surplus and Funded Debt of CWC and its subsidiaries.

         "CWC Tangible Assets" shall mean as of the date of any determination thereof the total amount of all assets of CWC and its subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

         "CWC Tangible Net Worth" shall mean as of the date of any determination thereof CWC Net Tangible Assets less all outstanding Funded Debt, deferred income taxes and deferred investment tax credits of CWC and its subsidiaries.

         "Disposition" is defined in Section 7.8(a).

         "Fixed Charges" for any period shall mean on a consolidated basis the sum of (i) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Guarantor and its consolidated subsidiaries and (ii) all interest and all amortization of debt discount and expense on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Guarantor and its consolidated subsidiaries. Computations of Fixed Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

         "Group Current Debt" shall mean Current Debt of the Guarantor and its consolidated subsidiaries, determined on a consolidated basis eliminating intercompany items.

         "Group Funded Debt" shall mean Funded Debt of the Guarantor and its consolidated subsidiaries, determined on a consolidated basis eliminating intercompany items.

         "Guaranty" shall mean this Guaranty Agreement as the same may from time to time be amended or modified.

         "Minority Interests" shall mean any shares of stock of any class of a consolidated subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Guarantor and/or one or more of its consolidated subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "Net Income Available for Fixed Charges" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining

Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Guarantor and its consolidated subsidiaries during such period and (iii) Fixed Charges of the Guarantor and its consolidated subsidiaries during such period.

         "Pro Forma Fixed Charges" for any period shall mean, as of the date of any determination thereof, the maximum aggregate amount of Fixed Charges which would have become payable by the Guarantor and its consolidated subsidiaries in such period determined on a pro forma basis giving effect as of the beginning of such period to the incurrence of any Funded Debt (including Capitalized Rentals) and the concurrent retirement of outstanding Funded Debt or Current Debt or termination of any Capitalized Leases.

         "Real Estate Lease" shall mean that certain real estate lease between Barlaco, as lessor, and the Company, as lessee, executed by the parties thereto as of November 1, 1991, with a term beginning January 1, 1991.

         "Restricted Group" shall mean collectively the Guarantor, its consolidated subsidiaries and affiliates.

         "Significant Subsidiary" shall mean the Prior Guarantor, the Company and Barlaco and any subsidiary of the Prior Guarantor, the Company and Barlaco
(i) which is organized under the laws of the United States or any State thereof;
(ii) which conducts substantially all of its business and has substantially all of its assets within the United States; and (iii) of which more than 80% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Prior Guarantor, the Company and Barlaco.

         "Tangible Assets" shall mean as of the date of any determination thereof the total amount of all assets of the Guarantor and its consolidated subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

         "Total Capitalization" shall mean, at any date of determination thereof, the sum of (i) the aggregate principal amount of all Group Funded Debt then outstanding plus Consolidated Tangible Net Worth as of such date.

         "Wholly-owned Significant Subsidiary" shall mean a Significant Subsidiary of which all of the issued and outstanding shares of common stock (except shares required as directors' qualifying shares) and all Funded Debt and Current Debt shall be owned by the Guarantor and/or one or more of its Wholly-owned Significant Subsidiaries.

SECTION 10.       JURISDICTION AND SERVICE IN RESPECT OF GUARANTOR.

         The Guarantor hereby irrevocably submits to the jurisdiction of the courts of the Commonwealth of Massachusetts and of the courts of the United States of America having jurisdiction in the Commonwealth of Massachusetts for the purpose of any legal action or proceeding in any such court with respect to, or arising out of, this Agreement. The Guarantor hereby designates and appoints the Secretary of State of Massachusetts, and its successors as the Guarantor's lawful agent in the Commonwealth of Massachusetts upon which may be served and which may accept and acknowledge, for and on behalf of the Guarantor, all process in any action, suit or proceeding that may be brought against the Guarantor in any of the courts referred to in this Section, and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect. If any Noteholder shall cause process to be served upon the Guarantor by being served upon such agent, a copy of such process shall also be mailed to the Guarantor by United States registered mail, first class postage prepaid, at 47 Old Yarmouth Road, Hyannis, Massachusetts 02601-0326, Attention: President or to such other address as the Guarantor may in writing designate to the Note Purchaser or to a subsequent Noteholder.

SECTION 11.       SUCCESSORS AND ASSIGNS.

         All covenants and agreements contained in this Agreement by or on behalf of the Guarantor shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Note Purchaser and each and every Noteholder.

SECTION 12.       NOTICES.

         All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to you at 699 Walnut Street, Suite 1700, Des Moines, Iowa 50305 or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at 93 West Main Street, Clinton, CT 06413, Attention: President or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at the street address designated above, and a notice to you by facsimile communication shall only be effective if made by confirmed transmission to you at [FAX], or , in either case, as you or a subsequent holder of any Note initially issued to you may designate to the Company in writing.

SECTION 13.       GOVERNING LAW.

         This Agreement and all rights arising hereunder shall be governed by and construed in accordance with Massachusetts law.

SECTION 14.       AMENDMENTS, WAIVERS AND CONSENTS.

         14.1 Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Guarantor, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Guarantor shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will reduce the scope of the guaranty set forth in this Agreement or amend the requirements of Section 1, Section 2,
Section 3, Section 8 or this Section 14.

         14.2 Solicitation of Noteholders. So long as there are any Notes outstanding, the Guarantor will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Noteholder (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Guarantor and shall be afforded the opportunity of considering the same and shall be supplied by the Guarantor with sufficient information to enable it to make an informed decision with respect thereto. The Guarantor will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Noteholder as consideration for or as an inducement to entering into by any Noteholder of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently offered, on the same terms, ratably to all Noteholders then outstanding.

         14.3 Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the Noteholders and shall be binding upon them, upon each future Noteholder and upon the Guarantor, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

         The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Guaranty may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                          CONNECTICUT WATER SERVICE, INC.


                                         By _______________________________

Accepted as of _____________, 2000.


INDIANAPOLIS LIFE INSURANCE
    COMPANY
    By AmerUs Capital Management, as
    authorized agent

By ______________________________
    Its

                                                                      SCHEDULE A



                         REPRESENTATIONS AND WARRANTIES

         The Guarantor represents and warrants to you as follows:

          1. Subsidiaries. Annex 1 attached hereto states the name of each of the Guarantor's consolidated subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Guarantor or its subsidiaries. The Guarantor and each consolidated subsidiary has good and marketable title to all of the shares it purports to own of the stock of each consolidated subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

          2. Corporate Organization and Authority. The Guarantor, CWC and each Significant Subsidiary:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

          (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

          (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

          3. Financial Statements. The __________, 200_ financial statements of the Guarantor and its consolidated subsidiaries are true and complete in all material aspects.

          4. Indebtedness. The financial statements referred to in Paragraph 3 correctly describe all Current Debt, Funded Debt and Capitalized Leases of the Guarantor and its consolidated subsidiaries outstanding as of the date thereof.

          5. Full Disclosure. Neither the Guaranty nor any other written statement furnished by the Guarantor to you in connection with the negotiation of the Consent and Waiver of the Guaranty contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Guarantor, CWC, and its Significant Subsidiaries which the Guarantor has not disclosed to you in writing or in public filings with the Securities and Exchange Commission which materially affects adversely nor, so far as the Guarantor can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Guarantor, CWC, or its Significant Subsidiaries, taken as a whole.

          6. Pending Litigation. Except as may be disclosed pursuant to Paragraph 5, there are no proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor, CWC, or its Significant Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Guarantor, CWC, and its Significant Subsidiaries taken as a whole.

          7. Title to Properties. The Guarantor and CWC each has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Guaranty.

          8. Patents and Trademarks. The Company, CWC and each Significant Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

          9. Guaranty is Legal and Authorized. Compliance by the Guarantor with all of the provisions of the Guaranty --

          (a) is within the corporate powers of the Guarantor;

          (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions, or constitute a default under the Certificate of Incorporation or By-laws of the Guarantor or any indenture or other agreement or instrument to which the Guarantor is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Guarantor; and

          (c) has been duly authorized by proper corporate action on the part of the Guarantor (no action by the stockholders of the Guarantor being required by law, by the Certificate of Incorporation or By-laws of the Guarantor or otherwise), executed and delivered by the Guarantor and the Guaranty constitutes the legal, valid and binding obligation, contract and agreement of the Guarantor enforceable in accordance with its terms.

          10. No Defaults. No Default or Event of Default has occurred and is continuing. Neither the Guarantor nor CWC is in default in the payment of principal or interest on any Funded Debt or Current Debt or is in default under any instrument or instruments or agreements under and subject to which any Funded Debt or Current Debt has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

          11. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Guarantor of the Guaranty or compliance by the Guarantor with any of the provisions of the Guaranty.

          12. Taxes. All tax returns required to be filed by the Guarantor, CWC or any Significant Subsidiaries in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon CWC or any Significant Subsidiary or upon any of its properties, income or franchises, which are shown to be due and payable in such returns have been paid. The Guarantor does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Guarantor threatened. The provisions for taxes on the books of the Guarantor, CWC and each Significant Subsidiary are adequate for all open years, and for its current fiscal period.

          13. Compliance with Law. Neither the Guarantor, CWC nor any Significant Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Guarantor, CWC and its Significant Subsidiaries, or impair the ability of the Guarantor to perform its obligations contained in the Guaranty. Neither the Guarantor, CWC nor any Significant Subsidiary is in default with respect to any material order of any court or governmental authority or arbitration board or tribunal.

          14. Compliance with Environmental Laws. The Guarantor is not in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Guarantor. The Guarantor does not know of any liability or class of liability of the Guarantor under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

          15. Investment Company Act. The Guarantor is not, and is not directly or indirectly controlled by or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          16. Holding Company. The Guarantor is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", or of a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                                   SCHEDULE B

                     LIENS EXISTING AS OF ___________, 200_








                                     ANNEX 1
                                 (to Exhibit A)

                                                                         ANNEX 1

                          SUBSIDIARIES OF THE GUARANTOR

                                                                                       Percentage of Common
                                                                                   Stock Owned by the Guarantor
          Name of Subsidiary                Jurisdiction of Incorporation            and each Other Subsidiary
          ------------------                -----------------------------            -------------------------
The Connecticut Water Company                        Connecticut                               100%

Chester Realty, Inc.                                 Connecticut                               100%

Connecticut Water Utility Svc.                       Connecticut                               100%

Connecticut Water Emergency Svc.                     Connecticut                               100%

Gallup Water Service, Inc.                           Connecticut                               100%

Crystal Water Utilities Corporation                  Connecticut                               100%


Crystal Water Co. of Danielson                       Connecticut                               100%

Barnstable Holding Company                           Connecticut                               100%

Barnstable Water Company                            Massachusetts                               --

BARLACO                                             Massachusetts                               --



                                     ANNEX 1
                                 (to Exhibit A)

                                                                       EXHIBIT B

                            BARNSTABLE WATER COMPANY


                           ___________________________


                                SECOND AMENDMENT
                        Dated as of _______________, 200_


                                       to


                                 NOTE AGREEMENT
                          Dated as of February 15, 1991


                           ___________________________


                        Re: $2,000,000 10.2% Senior Notes
                              Due February 15, 2011

                       SECOND AMENDMENT TO NOTE AGREEMENT

          THIS SECOND AMENDMENT dated as of _______________, 200_ (the or this "Second Amendment") to the Note Agreement dated as of February 15, 1991 is between BARNSTABLE WATER COMPANY, a ________ corporation (the "Company"), and INDIANAPOLIS LIFE INSURANCE COMPANY (the "Noteholder").

                                    RECITALS:

          A. The Company and the Noteholder have heretofore entered into that certain Note Agreement dated as of February 15, 1991, as amended by that certain Amendment Agreement dated as of June 1, 1992 (as so amended, the "Note Agreement"). The Company has heretofore issued the $2,000,000 10.2% Senior Notes Due February 15, 2011 (the "Notes") pursuant to the Note Agreement.

          B. The Company and the Noteholder now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

          C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

          D. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

          NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in
SECTION 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholder do hereby agree as follows:

SECTION 1. AMENDMENTS.

                 1.1. Subsections (d), (e), (g), (k), (m), (n), (o) and (p),
respectively, of Section 6.1 of the Note Agreement shall be and are hereby amended in their entirely to read as follows:

                    "(d) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Funded Debt or Current Debt (other than the Notes) of (i) the Guarantor, the Company or any Restricted Subsidiary or (ii) CWC (insofar as such Funded Debt or Current Debt of CWC is outstanding in an aggregate principal amount of at least $5,000,000), and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                    (e) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Funded Debt or Current Debt of the Guarantor, the Company, any Restricted Subsidiary or CWC may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Funded Debt or Current Debt of (i) the Guarantor, the Company or any Restricted Subsidiary or (ii) CWC (insofar as such Funded Debt or Current Debt of CWC is outstanding in an aggregate principal amount of at least $5,000,000), outstanding thereunder; or

                    (g) Default shall occur in the observance or performance of any covenant or agreement contained in SECTIONS 7.3 through 7.8, both inclusive, or SECTION 7.10 or SECTION 7.14 or SECTION 8 of the Guaranty; or

                    (k) Any representation or warranty made by Guarantor in the Guaranty, or made by the Guarantor or CWC in any statement or certificate furnished by the Guarantor or CWC, as the case maybe, pursuant thereto or hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                    (m) (i) Final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against the Guarantor, the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry or (ii) final judgment or judgments for the payment of money aggregating in excess of $1,000,000 is or are outstanding against CWC or against any property or assets of CWC and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry; or

                    (n) A custodian, liquidator, trustee or receiver is appointed for the Guarantor, the Company, any Restricted Subsidiary or CWC or for the major part of the property of either and is not discharged within 60 days after such appointments; or

                    (o) The Guarantor, the Company, any Restricted Subsidiary or CWC becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Guarantor, the Company, any Restricted Subsidiary or CWC applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Guarantor, the Company, such Restricted Subsidiary or CWC or for the major part of the property of any such Person; or

                    (p) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Guarantor, the

          Company, any Restricted Subsidiary or CWC and, if instituted against the Guarantor, the Company, any Restricted Subsidiary or CWC, as the case may be, are consented to or are not dismissed within 60 days after such institution."

                 1.2. The following definitions set forth in Section 8.1 of the Note Agreement shall be and are hereby amended in their entirety to read as follows:

                  "Guarantor" shall mean Connecticut Water Service, Inc., a Connecticut corporation of which the Company is an indirect subsidiary and any Person who succeeds to all or substantially all, of the assets and business of Connecticut Water Service, Inc.

                  "Guaranty" shall mean the Guaranty Agreement dated as of _____________, 200_ from the Guarantor in favor of the Purchaser, as the same may from time to time be amended or modified.

                 1.3. The following shall be added as a new definition in alphabetical order to Section 8.1 of the Note Agreement:

                  "CWC" shall mean The Connecticut Water Company, a Connecticut corporation and a direct subsidiary of the Guarantor and any Person who succeeds to all or substantially all, of the assets and business of The Connecticut Water Company.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                 2.1. To induce the Noteholder to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company represents and warrants to the Noteholder that:

                    (a) this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                    (b) the Note Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                    (c) the execution, delivery and performance by the Company of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause
          (iii)(A)(3) of this SECTION 2.1(c); and

                    (d) as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS SECOND AMENDMENT.

                 3.1. This Second Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

                    (a) executed counterparts of this Second Amendment, duly executed by the Company and the Noteholder, shall have been delivered to the Noteholder;

                    (b) the Noteholder shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Second Amendment, certified by its Secretary or an Assistant Secretary;

                    (c) the representations and warranties of the Company set forth in SECTION 2 hereof are true AND correct on and with respect to the date hereof; and

                    (d) the Noteholder shall have received the favorable opinion of counsel to the Company as to the matters set forth in SECTIONS 2.1(a), 2.1(b) and 2.1(c) hereof, which opinion shall be in form and substance satisfactory to the Noteholder.

Upon receipt of all of the foregoing, this Second Amendment shall become effective.

SECTION 4. PAYMENT OF NOTEHOLDER'S COUNSEL FEES AND EXPENSES.

                 4.1. The Company agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler, counsel to the Noteholder, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment.

SECTION 5. MISCELLANEOUS.

                 5.1. This Second Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

                 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

                 5.3. The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

                 5.4. This Second Amendment shall be governed by and construed in accordance with Massachusetts law.

                 5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                                      BARNSTABLE WATER COMPANY

                                      By ___________________________________
                                         Its________________________________



Accepted and Agreed to:

                                      INDIANAPOLIS LIFE INSURANCE COMPANY

                                      By:   AmerUs Capital Management,
                                            as authorized agent


                                      By ___________________________________
                                         Its________________________________